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Exhibit 23(b)

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Long-Term Incentive Plan of Cohesant Technologies Inc. and of our report dated December 22, 2005, with respect to the consolidated financial statements of Cohesant Technologies Inc. included in the Annual Report (Form 10-KSB) for the year ended November 30, 2005, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ----------------------------------------

Indianapolis, Indiana
February 20, 2006